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                                                                      Exhibit 22

Subsidiaries of SpectraVision, Inc.

         Subsidiary                       Place of Incorporation
     ------------------                   ----------------------

     Hotelvision Systems, Inc.            Ontario, Canada
     Kalevision Systems, Inc.             Ontario, Canada
     Kalevision Systems, Inc. - USA       New York
     Spectradyne Asia Pacific Limited     Hong Kong
     Spectradyne Australia Pty. Limited   New South Wales
     Spectradyne of the Bahamas, Inc.     Delaware
     Spectradyne of Bermuda, Inc.         Delaware
     Spectradyne of Canada, Inc.          Ontario, Canada
     Spectradyne Gmbh                     Federal Republic of Germany
     Spectradyne, Inc.                    Texas
     Spectradyne International, Inc.      Delaware
     Spectradyne of Texas, Inc.           Virginia
     Spectravision of Barbados, Inc.      Barbados
     Spectravision of Canada, Inc.        Ontario, Canada
     SPI Newco, Inc.                      Delaware